EXECUTION VERSION


                                                                  Exhibit 10.1


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                           LOAN AND SECURITY AGREEMENT



                                  by and among



                            SHARPER IMAGE CORPORATION

                                  as Borrower,



                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                         WELLS FARGO RETAIL FINANCE, LLC

                    as the Arranger and Administrative Agent




                          Dated as of October 31, 2003




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1.   DEFINITIONS AND CONSTRUCTION..............................................1
     1.1      Definitions......................................................1
     1.2      Accounting Terms................................................31
     1.3      Code............................................................31
     1.4      Construction....................................................32
     1.5      Schedules and Exhibits..........................................32
2.   LOAN AND TERMS OF PAYMENT................................................32
     2.1      Revolver Advances...............................................32
     2.2      Capital Expenditures Loans......................................33
     2.3      Borrowing Procedures and Settlements............................34
     2.4      Payments........................................................41
     2.5      Overadvances....................................................44
     2.6      Interest Rates and Letter of Credit Fee: Rates, Payments, and
              Calculations....................................................44
     2.7      Cash Management.................................................46
     2.8      Crediting Payments..............................................48
     2.9      Designated Account..............................................48
     2.10     Maintenance of Loan Account; Statements of Obligations..........49
     2.11     Fees............................................................49
     2.12     Letters of Credit...............................................50
     2.13     LIBOR Option....................................................54
     2.14     Capital Requirements............................................57
3.   CONDITIONS; TERM OF AGREEMENT............................................57
     3.1      Conditions Precedent to the Initial Extension of Credit.........57
     3.2      Conditions Subsequent to the Initial Extension of Credit........60
     3.3      Conditions Precedent to all Extensions of Credit................60
     3.4      Term............................................................61
     3.5      Effect of Termination...........................................61
     3.6      Early Termination by Borrower...................................62
4.   CREATION OF SECURITY INTEREST............................................62
     4.1      Grant of Security Interest......................................62
     4.2      Negotiable Collateral...........................................63
     4.3      Collection of Accounts, General Intangibles, and Negotiable
              Collateral......................................................63

     4.4      Filing of Financing Statements; Commercial Tort Claims; Delivery
              of Additional Documentation Required............................63
     4.5      Power of Attorney...............................................64
     4.6      Right to Inspect................................................65
     4.7      Control Agreements..............................................65
5.   REPRESENTATIONS AND WARRANTIES...........................................65
     5.1      No Encumbrances.................................................66
     5.2      Eligible Accounts...............................................66
     5.3      Eligible Inventory..............................................66
     5.4      Equipment.......................................................66
     5.5      Location of Inventory and Equipment.............................66
     5.6      Inventory Records...............................................66
     5.7      State of Incorporation; Location of Chief Executive Office; FEIN;
              Organizational ID Number; Commercial Tort Claims................67
     5.8      Due Organization and Qualification; Subsidiaries................67
     5.9      Due Authorization; No Conflict..................................68
     5.10     Litigation......................................................68
     5.11     No Material Adverse Change......................................69
     5.12     Fraudulent Transfer.............................................69
     5.13     Employee Benefits...............................................69
     5.14     Environmental Condition.........................................69
     5.15     Brokerage Fees..................................................69
     5.16     Intellectual Property...........................................70
     5.17     Leases..........................................................70
     5.18     Deposit Accounts and Securities Accounts........................70
     5.19     Complete Disclosure.............................................70
     5.20     Indebtedness....................................................70
     5.21     Credit Card Receipts............................................71
     5.22     Margin Stock....................................................71
6.   AFFIRMATIVE COVENANTS....................................................71
     6.1      Accounting System...............................................71
     6.2      Collateral Reporting............................................71
     6.3      Financial Statements, Reports, Certificates.....................71

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     6.4      Guarantor Reports...............................................73
     6.5      Returns.........................................................74
     6.6      Maintenance of Properties.......................................74
     6.7      Taxes...........................................................74
     6.8      Insurance.......................................................74
     6.9      Location of Inventory and Equipment.............................75
     6.10     Compliance with Laws............................................76
     6.11     Leases..........................................................76
     6.12     Existence.......................................................76
     6.13     Environmental...................................................76
     6.14     Disclosure Updates..............................................77
     6.15     Formation of Subsidiaries.......................................77
7.   NEGATIVE COVENANTS.......................................................77
     7.1      Indebtedness....................................................77
     7.2      Liens...........................................................78
     7.3      Restrictions on Fundamental Changes.............................78
     7.4      Disposal of Assets..............................................78
     7.5      Change Name.....................................................78
     7.6      Nature of Business..............................................79
     7.7      [Intentionally Omitted].........................................79
     7.8      Change of Control...............................................79
     7.9      Consignments....................................................79
     7.10     Distributions...................................................79
     7.11     Accounting Methods..............................................79
     7.12     Investments.....................................................79
     7.13     Transactions with Affiliates....................................79
     7.14     Suspension......................................................80
     7.15     [Intentionally Omitted].........................................80
     7.16     Use of Proceeds.................................................80
     7.17     Inventory and Equipment Storage.................................80
     7.18     Financial Covenants.............................................80

8.   EVENTS OF DEFAULT........................................................81
9.   THE LENDER GROUP'S RIGHTS AND REMEDIES...................................84
     9.1      Rights and Remedies.............................................84
     9.2      Remedies Cumulative.............................................86
10.  TAXES AND EXPENSES.......................................................86
11.  WAIVERS; INDEMNIFICATION.................................................87
     11.1     Demand; Protest; etc............................................87
     11.2     The Lender Group's Liability for Borrower Collateral............87
     11.3     Indemnification.................................................87
12.  NOTICES..................................................................88
13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...............................89
14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...............................90
     14.1     Assignments and Participations..................................90
     14.2     Successors......................................................92
15.  AMENDMENTS; WAIVERS......................................................92
     15.1     Amendments and Waivers..........................................92
     15.2     Replacement of Holdout Lender...................................94
     15.3     No Waivers; Cumulative Remedies.................................94
16.  AGENT; THE LENDER GROUP..................................................94
     16.1     Appointment and Authorization of Agent..........................94
     16.2     Delegation of Duties............................................95
     16.3     Liability of Agent..............................................95
     16.4     Reliance by Agent...............................................96
     16.5     Notice of Default or Event of Default...........................96
     16.6     Credit Decision.................................................97
     16.7     Costs and Expenses; Indemnification.............................97
     16.8     Agent in Individual Capacity....................................98
     16.9     Successor Agent.................................................98
     16.10    Lender in Individual Capacity...................................99
     16.11    Withholding Taxes...............................................99
     16.12    Collateral Matters..............................................02
     16.13    Restrictions on Actions by Lenders; Sharing of Payments........103
     16.14    Agency for Perfection..........................................103

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     16.15    Payments by Agent to the Lenders...............................103
     16.16    Concerning the Collateral and Related Loan Documents...........104
     16.17    Field Audits and Examination Reports; Confidentiality;
              Disclaimers by Lenders; Other Reports and Information..........104
     16.18    Several Obligations; No Liability..............................105
     16.19    Legal Representation of Agent..................................105
17.  GENERAL PROVISIONS......................................................105
     17.1     Effectiveness..................................................105
     17.2     Section Headings...............................................105
     17.3     Interpretation.................................................106
     17.4     Severability of Provisions.....................................106
     17.5     Amendments in Writing..........................................106
     17.6     Counterparts; Telefacsimile Execution..........................106
     17.7     Revival and Reinstatement of Obligations.......................106
     17.8     Confidentiality................................................106
     17.9     Integration....................................................107

                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of October 31, 2003, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, SHARPER IMAGE CORPORATION, a Delaware corporation ("Borrower").

      The parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION.

    1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

      "Account" means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

      "Account Availability Activation Date" means such date as Borrower may select in a written notice delivered to Agent indicating its election to activate the Eligible Accounts component of the Borrower Base, so long as (1) such written notice provides Agent with a reasonable period of time (and in no event less than 30 days) within which to conduct and complete (to its satisfaction) its usual and customary due diligence and, based on the results thereof, to establish account eligibility, caps, and reserves, all prior to the designated Account Availability Activation Date, and (2) on both the date of delivery of the such written notice and the selected Account Availability Activation Date, there shall be not have occurred and be continuing any Event of Default.

      "Account Debtor" means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

      "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

      "Additional Documents" has the meaning set forth in Section 4.4(c).

      "Adjusted Letter of Credit Usage" means, as of the date of determination, the sum of (a) with respect to Qualified Import Letters of Credit issued for the purpose of purchasing Eligible Inventory, the Adjusted Qualified Import L/C Amount, plus (b) 100% of the undrawn amount of all other outstanding Letters of Credit, plus (c) 100% of the amount


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

of outstanding time drafts accepted by the Underlying Issuer as a result of drawings under Underlying Letters of Credit.

      "Adjusted Qualified Import L/C Amount" means, as of any date of determination with respect to all outstanding Qualified Import Letters of Credit issued for the purpose of purchasing Eligible Inventory, an amount equal to (a) 100% of the undrawn amount of such Qualified Import Letters of Credit, less (b) the incremental additional Borrowing Base attributable to the Inventory purchased pursuant thereto, which Inventory is not Eligible In-Transit Inventory at such time, but would be Eligible In-Transit Inventory but for the limitations in clause (g) of the definition of Eligible In-Transit Inventory.

      "Adjusted Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of outstanding Capital Expenditures Loans, plus (c) the then extant amount of the Adjusted Letter of Credit Usage.

      "Advances" has the meaning set forth in Section 2.1(a).

      "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and
Section 7.13 hereof: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed an Affiliate of such Person.

      "Agent" means WFRF, in its capacity as arranger and administrative agent hereunder, and any successor thereto.

      "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

      "Agent-Related   Persons"  means  Agent,  together  with  its  Affiliates,
officers, directors, employees, attorneys, and agents.

      "Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.

      "Agent's Liens" means the Liens granted by Borrower or its Subsidiaries to Agent under this Agreement or the other Loan Documents.

      "Agreement" has the meaning set forth in the preamble to this Agreement.


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      "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to 0.10% times the average Daily Balance of the Revolver Usage over the 360 day period immediately preceding such date of determination (or such lesser period of time that has elapsed from the date of the execution and delivery of this Agreement up to the date immediately prior to such date of determination).

      "Assignee" has the meaning set forth in Section 14.1(a).

      "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.

      "Authorized Person" means those individuals identified on Schedule A-2, as such schedule may be modified by written notice from Borrower to Agent from time to time.

      "Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).

      "Bank Product" means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to this Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

      "Bank Product Agreements" means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

      "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

      "Bank Product Provider" means Wells Fargo or any of its Affiliates.

      "Bank Product Reserve" means, as of any date of determination, the lesser of (a) $3,000,000, and (b) the amount of reserves that Agent has established (based upon the Bank Product Providers' reasonable determination of the credit exposure in respect of then extant Bank Products) in respect of Bank Products then provided or outstanding.

      "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

      "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate in its Permitted Discretion (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market at approximately 11 a.m. (London time) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

      "Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.

      "Base Rate Loan" means the portion of the Advances or the Capital Expenditures Loans that bears interest at a rate determined by reference to the Base Rate.

      "Base Rate Margin" means -0.25 percentage points.

      "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

      "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

      "Books"  means  Borrower's  and its  Subsidiaries'  now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

      "Borrower" has the meaning set forth in the preamble to this Agreement.

      "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) all of its Accounts,

            (b) all of its Books,

            (c) all of its Deposit Accounts,

            (d) all of its Equipment,

            (e) all of its General Intangibles,

            (f) all of its Inventory,

            (g) all of its Investment Property (including all of its securities and Securities Accounts),

            (h) all of its Negotiable Collateral,

            (i) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

            (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding anything to the contrary contained in this definition, the term "Borrower Collateral" shall not include the Excluded Collateral.

      "Borrowing" means a borrowing hereunder consisting of Advances or Capital Expenditures Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

      "Borrowing Base" means, as of any date of determination, the result of:

            (a) from and after the Account Availability Activation Date, 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

            (b) the lesser of

                        (i) (A) for the period from  October 1 through  December
                  15 of each year, 80% of the value of Eligible Landed Inventory, or (B) for the period from December 16 of each year through September 30 of the following year, 75% of the value of Eligible Landed Inventory, and


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

                        (ii)  85%  times  the  then   extant   Net   Liquidation
                  Percentage times the book value of Borrower's Eligible Landed Inventory, plus

            (c) from and after the Eligible Refurbished Inventory Activation Date, the lowest of

                        (i) 50% of the value of Eligible Refurbished Inventory,

                        (ii)  85%  times  the  then   extant   Net   Liquidation
                  Percentage  times  the  book  value  of  Borrower's   Eligible
                  Refurbished Inventory, and

                        (iii) $6,500,000, plus

            (d) the lowest of

                        (i) 75% of the value of Eligible In-Transit Inventory,

                        (ii)  85%  times  the  then   extant   Net   Liquidation
                  Percentage  times  the  book  value  of  Borrower's   Eligible
                  In-Transit Inventory, and

                        (iii) $7,000,000, minus

            (e) the sum of (i) the Bank Product Reserve, (ii) the Minimum Availability Reserve, (iii) the Landlord Lien Reserves, (iv) the Customer Liability Reserves, (v) the Inventory Reserves, and (vi) the aggregate amount of such additional reserves, if any, established by Agent under Section 2.1(b).

      "Borrowing Base Availability" means, as of any date of determination, the Borrowing Base, less the Adjusted Letter of Credit Usage, less the then extant amount of outstanding Advances, and less the then extant amount of the outstanding Capital Expenditures Loans.

      "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the state of California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

      "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

      "Capital Expenditures Loans" has the meaning set forth in Section 2.2.


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

      "Capital Expenditures Sublimit" has the meaning set forth in Section 2.2.

      "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

      "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 18 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch IBCA, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P, at least P-2 from Moody's or at least F-2 from Fitch IBCA, (d) certificates of deposit or bankers' acceptances or time deposits maturing within 18 months from the date of acquisition thereof issued by, or unconditionally guaranteed by or placed with, any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, (f) auction rate notes, floating rate notes, corporate notes/bonds or asset-backed securities, in each case having, at the time of acquisition, a rating of at least AA from S&P, at least P-1/MIG-1 from Moody's or at least F-1/A from Fitch IBCA and in each case having such maturities, not to exceed 18 months, as may be customary for investments of such types (based on maturities of similar investments as offered by a Bank Product Provider), (g) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (f) above, (h) Investments in repurchase agreements maturing (as to any repurchase obligation) within 90 days from the date of acquisition thereof, involving only assets of the types described in clauses (a) through (f) above, and entered into with a financial institution (acting through a branch or agency in the United States) having total assets in excess of $250,000,000, and (i) any Bank Products obtained from a Bank Product Provider.

      "Cash Management Accounts" has the meaning set forth in Section 2.7(a).

      "Cash Management Agreements" means those certain cash management agreements, in form and substance satisfactory to Agent, each of which is among Borrower or one of its Subsidiaries, Agent, and one of the Cash Management Banks.

      "Cash Management Bank" has the meaning set forth in Section 2.7(a).


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

      "Change of Control" means that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors.

      "Check Clearance Collection Account" has the meaning set forth in Section 2.7(b).

      "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

      "Code" means the New York Uniform Commercial Code, as in effect from time to time.

      "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.

      "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or its Subsidiaries' Books, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent.

      "Collection Accounts" has the meaning set forth in Section 2.7(a).

      "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, license related payments, and tax refunds).

      "Commercial Tort Claim Assignment" has the meaning set forth in Section 4.4(b).

      "Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer or VP of Finance of Borrower to Agent.

      "Concentration Accounts" has the meaning set forth in Section 2.7(a).

      "Consumer Installment Sales Receivables" means, on any date of determination, Accounts consisting of rights of Borrower to payment under consumer installment sales agreements where reasonable credit scoring criteria (that has been approved by Agent in its Permitted Discretion) has been utilized.

      "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

      "Control Agreement" means a control agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

      "Control Exercise Notice" has the meaning set forth in Section 2.7(c).

      "Corporate Wholesale Receivables" means, on any date of determination, corporate wholesale Accounts that have been approved in writing by Agent in its Permitted Discretion (and as to which such approval remains in effect).

      "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Agent, and each of which is among Agent, Borrower, and one of Borrower's Credit Card Processors, whereby, among other things, such Credit Card Processor is irrevocably directed and agrees to transfer all proceeds of credit card charges for sales by Borrower received by it (or other amounts payable by such Credit Card Processor) into a designated Concentration Account on a daily basis or such other periodic basis as Agent may otherwise direct.

      "Credit Card Processor" means any Person (including an issuer of a credit card) that acts as a credit card clearinghouse or remits payments due to Borrower with respect to credit card charges accepted by Borrower.

      "Credit Card Receivables" means, on any date of determination thereof, Accounts consisting of rights of Borrower to payment by any Credit Card
Processor in connection with consumer retail sales for which Borrower has accepted payment by means of charges to major credit cards (MasterCard, VISA, American Express, Discover, Diner's Club, and such other bank or non-bank credit or debit cards as may be approved by Agent in its Permitted Discretion).

      "Customer Liabilities Reserve" means an amount equal to (a) 50% times (b) the amount of reserves established by Borrower on its financial statements in accordance with GAAP with respect to its and its Subsidiaries' potential liabilities to their customers, including in connection with merchandise deposits, returns, merchandise credits, gift certificates, and frequent shopper programs.

      "Customs Broker" means V. Alexander & Co, Inc., or such other Persons as may be selected by Borrower after the date hereof who are reasonably acceptable to Agent to perform port of entry services to accept and process Inventory imported by Borrower and who have executed and delivered a Customs Broker Agreement.

      "Customs Broker Agreement" means a custom broker agreement in form and substance satisfactory to Agent in its Permitted Discretion, duly executed and delivered to Agent by a Customs Broker and Borrower.

      "Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

      "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

      "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

      "Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances or Capital Expenditures Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

      "Deferred Compensation Account" means any Deposit Account or Securities Account maintained and used by Borrower exclusively for deposit of Deferred Compensation Amounts pending payment thereof as deferred compensation.

      "Deferred Compensation Amounts" means such amounts as may be reserved from time to time by Borrower as reasonably contemplated or required pursuant to Borrower's deferred compensation program as in effect from time to time for use exclusively as deferred compensation for Borrower's officers or directors.

      "Deferred Compensation Life Insurance" means life insurance policies with respect to Borrower's officers or directors maintained by Borrower pursuant to its deferred compensation program.

      "Deposit Account" means any deposit account (as that term is defined in the Code).

      "Designated Account" means the Deposit Account of Borrower identified on Schedule D-1.

      "Designated  Account  Bank" has the meaning  ascribed  thereto on Schedule
D-1.

      "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 360 consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or such other dilutive items as may be identified by Borrower or Agent (in its Permitted Discretion) with respect to Borrower's Accounts during such period, by (b) Borrower's billings with respect to Accounts during such period.

      "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

      "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent in its Permitted Discretion.

      "Dollars" or "$" means United States dollars.

      "Due Diligence Letter" means the due diligence letter sent by Agent's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

      "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

      "Eligible Accounts" means those Accounts consisting of (1) Credit Card Receivables, (2) Corporate Wholesale Receivables, and (3) Consumer Installment Sales Receivables, in each case (for all such Accounts) that are created by Borrower in the ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that reserves may be imposed from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

            (a) (i) Credit Card Receivables that the applicable Credit Card Processor has failed to pay within 5 days after the applicable sale date, (ii) Corporate Wholesale Receivables that the Account Debtor has failed to pay within 60 days of original invoice date or Corporate Wholesale Receivables with selling terms of more than 30 days, or (iii) Consumer Installment Sales Receivables as to which the Account Debtor has failed to pay within 60 days of purchase;

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an Affiliate of Borrower or an employee or agent of Borrower or any Affiliate of Borrower,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e) Accounts that are not payable in Dollars,

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its residence or chief executive office in the United States, or (ii) in the case of Account Debtors that are not natural persons, is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent in its Permitted Discretion,

            (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States,

            (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff, or dispute,

            (i) Accounts (other than Credit Card Receivables) with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, unless such obligations are backed by an irrevocable letter of credit satisfactory to Agent in its Permitted Discretion (as to form, substance and issuer) that has been delivered to Agent and is directly drawable by Agent; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (k) Accounts with respect to which the Account Debtor is located in a state or jurisdiction (e.g., New Jersey, Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless Borrower has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that Borrower may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Agent to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

            (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien, and, with respect to Credit Card Receivables, are not subject to a Credit Card Agreement,

            (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

            (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, or

            (p) Accounts owed under Consumer Installment Sales Contracts that are not currently due and payable or that are due and payable as a result of a default thereunder.

      "Eligible In-Transit Inventory" means those items of Inventory that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on Schedule E-1 or in transit among such locations, but as to which
(a) the Inventory was the subject of a Qualified Import Letter of Credit or was paid in full by Borrower (it being understood that such in-transit Inventory shall be considered as paid in full on or after the tenth (10th) day after the date of shipment thereof, so long as Borrower is in full compliance with applicable payment terms relating thereto and has certified (pursuant to an applicable borrowing base certificate delivered pursuant to Schedule 6.2(a)) to Agent that, to Borrower's knowledge based on available information and past payment history, such Inventory has been paid in full), (b) such Inventory currently is, and has been for a period not exceeding forty-five (45) days, in transit (whether by vessel, air, or land) from a location outside of the United States to a location set forth on Schedule E-1, (c) title to such Inventory has passed to Borrower, (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion, (e) such Inventory is in the possession or control of a Freight Forwarder then subject to a Freight Forwarder Agreement and, to the extent such Inventory is the subject of a bill of lading or other document of title, the same (1) is consigned to Borrower (either directly or by means of endorsements) and (2) is either (x) in the possession of Borrower, a Freight Forwarder then subject to a Freight Forwarder Agreement or a Customs Broker then subject to a Customs Broker Agreement, or (y) the subject of a telefacsimile copy that Borrower has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Borrower also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Borrower or a Customs Broker then subject to a Customs Broker Agreement (in each case, in the State of California), (f) Borrower has certified to Agent (pursuant to an applicable borrowing base certificate delivered pursuant to Schedule 6.2(a)) that certifies that, to the best knowledge of Borrower, such Inventory meets all of Borrower's representations and warranties contained in the Loan Documents concerning Eligible Inventory, that it knows of no reason why such Inventory would not be accepted by Borrower when it arrives in the State of California, and that the shipment as evidenced by the documents conforms to the related order documents, and (g) if subject to a Qualified Import Letter of Credit, the Underlying Letter of Credit has been drawn upon in full and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer under the applicable Qualified Import Letter of Credit. Delivery of each borrowing base certificate pursuant to
Schedule 6.2(a) shall constitute a representation and warranty by Borrower that the Inventory listed (or otherwise treated) therein as being Eligible In-Transit Inventory satisfies the foregoing definition.

      "Eligible Inventory" means Eligible Landed Inventory, Eligible Refurbished Inventory or Eligible In-Transit Inventory.

      "Eligible Landed Inventory" means Inventory consisting of first quality (including as a result of refurbishing or repackaging) finished goods held for sale in the ordinary course of Borrower's business that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the excluding criteria set forth below; provided, however, that reserves may be imposed from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices, but excluding, for purposes of any such determination, the value of any capitalized costs unrelated to the acquisition of Inventory. An item of Inventory shall not be included in Eligible Landed Inventory if:

            (a) Borrower does not have good, valid, and marketable title thereto,

            (b) it is not located at one of the locations in the United States set forth on Schedule E-1 (or in transit from one such location to another such location),

            (c) it is located on real property leased by Borrower or in a contract warehouse, unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

            (d) it is not subject to a valid and perfected first priority Agent's Lien,

            (e) it consists of goods returned or rejected by Borrower's customers, unless such goods have been fully refurbished (if necessary) and are packaged and ready for sale in the ordinary course of Borrower's business, or

            (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds" or Inventory acquired on consignment;

provided, however, that, notwithstanding the foregoing, Eligible Landed Inventory shall exclude Inventory located at any non-store location to the extent the aggregate amount of all Eligible Landed Inventory located at non-store locations exceeds a percentage of all Eligible Landed Inventory equal to (i) 75% at any time during the period from July 1 through October 31 of each year, or (ii) 70% at any time during the period from November 1 of each year through June 30 of the following year; provided, further, that, in each case, the amount of Eligible Landed Inventory that is excluded because it exceeds the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Landed Inventory prior to giving effect to any eliminations based upon the foregoing percentage limits.

      "Eligible Refurbished Inventory" means Inventory consisting of refurbished goods that is packaged and ready for sale in the ordinary course of Borrower's business and that does not qualify as Eligible Landed Inventory solely because it is located at the Refurbishing Facility. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices, but excluding, for purposes of any such determination, the value of any capitalized costs unrelated to the acquisition of Inventory.

      "Eligible Refurbished Inventory Activation Date" means such date as Borrower may select in a written notice delivered to Agent indicating its election to activate the Eligible Refurbished Inventory component of the Borrowing Base, so long as (1) Agent shall have received a report in form and substance satisfactory to Agent describing such Eligible Refurbished Inventory (including for each item, the cost thereof) and setting forth a basis for determination of the value thereof, (2), Great American Appraisal & Valuation Services, L.L.C. shall have completed its desktop appraisal with respect to such Eligible Refurbished Inventory (and shall have determined, based on such desktop appraisal, the applicable Net Liquidation Percentage to be applied with respect thereto), and (3) on both the date of delivery of the such written notice and the selected Eligible Refurbished Inventory Activation Date, there shall be not have occurred and be continuing any Event of Default.

      "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.

      "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication, each, by or from any
Governmental   Authority,  or  any  third  party  involving  (x)  violations  of
Environmental Laws or (y) releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries, or any of their predecessors in interest.

      "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health and safety, or Hazardous Materials, including CERCLA, 42 USC. ss. 9601 et seq.; RCRA, 42 USC. ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq.; the Toxic Substances Control Act, 15 USC ss. 2601 et seq.; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC ss. 300f et seq.; the Oil Pollution Act of 1990, 33 USC ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 5101 et seq.; and the Occupational Safety and Health Act, 29 USC ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

      "Environmental Liabilities and Costs" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Actions required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

      "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

      "Equipment" means equipment (as that term is defined in the Code) and includes machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

      "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).

      "Event of Default" has the meaning set forth in Section 8.

      "Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Borrower and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

      "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

      "Excluded Collateral" means (a) any lease, license, contract, or agreement to which Borrower is a party or any of its rights or interests thereunder if and for so long as the grant of a Lien to Agent shall constitute or result in (i) the abandonment, invalidation, or unenforceability of any right, title or interest of Borrower therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (in each case, other than to the extent that the restrictive terms of any such lease, license, contract, or agreement would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such Lien shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach, or termination shall be remedied and shall attach immediately to the products and proceeds of such lease, license, contract, or agreement and, to the extent severable, to any portion of such lease, license, contract, or agreement that does not result in any of the consequences specified in clauses (i) or (ii) above; (b) motor vehicles owned by Borrower, but only until such time as the aggregate net book value (net of any Purchase Money Indebtedness relating to such vehicles) of such motor vehicles first exceeds $500,000 (it being understood that, from and after such time, all Borrower's motor vehicles shall be included in the Borrower Collateral), and provided, that Agent's Lien shall attach immediately to the products and proceeds of all such motor vehicles; and
(c) any Deferred Compensation Life Insurance.

      "Existing Lender" means The CIT Group/Business Credit, Inc.

      "Family  Member"  means,  with  respect  to  any  individual,   any  other
individual   having  a   relationship   by  blood  (to  the  second   degree  of
consanguinity), marriage, or adoption to such individual.

      "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of such individual or Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

      "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

      "FEIN" means Federal Employer Identification Number.

      "Freight Forwarder" means Panalpina, Inc., or such other Persons as may be selected by Borrower after the date hereof who are reasonably acceptable to Agent to perform freight forwarding or international transportation of Inventory imported by Borrower and who have executed and delivered a Freight Forwarder Agreement.

      "Freight Forwarder Agreement" means a freight forwarder agreement in form and substance satisfactory to Agent in its Permitted Discretion, duly executed and delivered to Agent by a Freight Forwarder and Borrower.

      "Funding Date" means the date on which a Borrowing occurs.

      "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

      "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

      "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

      "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

      "Guarantor" means any Person that from time to time may become a guarantor of the Obligations.

      "Guarantor Security Agreement" means one or more security agreements executed and delivered by each Guarantor in favor of Agent, in each case, in form and substance satisfactory to Agent in its Permitted Discretion.

      "Guaranty" means on or more general continuing guaranties executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.

      "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify a substance by reason of such substance's ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP (Extraction Procedure) toxicity",
(b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

      "Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrower or its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.

      "Holdout Lender" has the meaning set forth in Section 15.2(a).

      "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) all obligations owing under Hedge Agreements (provided that the amount of such obligations shall be calculated based on the net termination value), and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

      "Indemnified Liabilities" has the meaning set forth in Section 11.3.

      "Indemnified Person" has the meaning set forth in Section 11.3.

      "Initial Business Plan" means the Projections of Borrower for its fiscal year ending January 31, 2004, as delivered to Agent prior to the date hereof.

      "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, arrangement, or other similar relief.

      "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter, as elected by the Borrower pursuant to Section 2.13 and subject to Section 2.13(d)(ii)(y); provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses
(c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

      "Inventory" means inventory (as that term is defined in the Code).

      "Inventory Reserves" means reserves (determined from time to time by Agent in its Permitted Discretion) for the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible In-Transit Inventory by Borrower.

      "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "Investment Property" means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

      "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

      "Issuing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

      "Landlord Lien Reserve" means, without limitation of Section 2.1(b), (a) with respect to any Leased Store Location in a Landlord Lien State for which an acceptable Collateral Access Agreement has not been received by Agent, a reserve in the amount of 1 month of rent and other amounts payable (during 1 month) under the applicable lease (or other applicable agreement) for each such location (irrespective of whether any rent or other amounts are currently due), and (b) with respect to any Non-Owned Storage Facility (whether or not in a Landlord Lien State) for which an acceptable Collateral Access Agreement has not been received by Agent, a reserve in the amount of 2 months of rent and other amounts payable (during 2 months) under the applicable lease (or other applicable agreement) for each such location (irrespective of whether any rent or other amounts are currently due); provided, that, as to any such location for which the applicable Collateral Access Agreement retains or includes any Lien in favor of the applicable lessor, warehouseman or other Person in any Collateral or otherwise requires, as a condition to release of Collateral to Agent, the payment of amounts owing by Borrower to such lessor, warehouseman or other Person, the initial Landlord Lien Reserve with respect thereto shall be in such amount (not in excess of the foregoing 1 or 2 month amounts, as applicable) as may be established by Agent in its Permitted Discretion.

      "Landlord Lien State" means each of Arkansas, Delaware, District of Columbia, Iowa, Louisiana, Pennsylvania, Virginia and Washington.

      "L/C" has the meaning set forth in Section 2.12(a).

      "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

      "L/C Undertaking" has the meaning set forth in Section 2.12(a).

      "Leased Store Location" means any Sharper Image store for which Borrower has a leasehold interest, and any related kiosk location leased by Borrower and serviced from any such store.

      "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

      "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

      "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any its Subsidiaries, (h) Agent's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

      "Lender-Related  Person" means,  with respect to any Lender,  such Lender,
together  with  such  Lender's  Affiliates,   officers,  directors,   employees,
attorneys, and agents.

      "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

      "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.

      "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

      "LIBOR Notice" means a written notice in the form of Exhibit L-1.

      "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      "LIBOR Rate Loan" means each portion of an Advance or Capital Expenditures Loan that bears interest at a rate determined by reference to the LIBOR Rate.

      "LIBOR Rate Margin" means 1.5 percentage points.

      "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether
(a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term "Lien" includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

      "Loan Account" has the meaning set forth in Section 2.10.

      "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Credit Card Agreements, the Customs Broker Agreements, Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Letters of Credit, the Officers' Certificate, the Patent Security Agreement, the Trademark

Security Agreement, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

      "Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.

      "Maturity Date" has the meaning set forth in Section 3.4.

      "Maximum Revolver Amount" means $50,000,000.

      "Minimum Availability Reserve" means $5,000,000.

      "Multicurrency Collection Account" has the meaning set forth in Section 2.7(b).

      "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

      "Net Liquidation Percentage" means the percentage of the book value of Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

      "Non-Owned Storage Facility" means any distribution center or warehouse facility leased by Borrower, together with any other location where Inventory or Equipment of Borrower is stored or held pursuant to a lease, bailment, warehousing or similar arrangement, which location (a) is not owned by Borrower, and (b) is not a Leased Store Location.

      "Obligations" means (a) all loans (including the Capital Expenditures Loans), Advances, debts, principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

      "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent in its Permitted Discretion.

      "Originating Lender" has the meaning set forth in Section 14.1(e).

      "Overadvance" has the meaning set forth in Section 2.5.

      "Participant" has the meaning set forth in Section 14.1(e).

      "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent in its Permitted Discretion.

      "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent in its Permitted Discretion, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower.

      "Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

      "Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents,
(d) the licensing, on a non-exclusive basis (or on an exclusive basis as to foreign jurisdictions only), of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (e) in connection with any store closing, the subleasing of the applicable store space for the remainder of the then current term of the applicable lease(s), (f) dispositions of Equipment in the ordinary course of business in connection with the remodeling or refurbishing or closing of stores in an aggregate amount (based on the aggregate consideration, calculated as of the date of each such disposition) not in excess of $5,000,000 in any fiscal year, (g) the disposition of Borrower's ownership interest in any joint inventions and/or contracted inventions and any patents covering the same, in each case to the extent required pursuant to the terms of the License Agreement dated as of June 30, 1995 between Zenion Industries, Inc. and Borrower, as amended, and (h) dispositions not otherwise permitted in clauses (a) through (g) of assets other than Inventory, Accounts, or patents, trademarks, copyrights, or other intellectual property rights, so long as (i) no Default or Event of Default has occurred or is continuing or would result therefrom, (ii) each such disposition is consummated at fair value, in good faith, and pursuant to an arm's length transaction, (iii) both immediately before and immediately after giving effect to any such disposition, Borrowing Base Availability shall be in excess of $20,000,000, and (iv) the aggregate amount of all such dispositions (based on the aggregate consideration, calculated as of the date of each such disposition) under this clause does not exceed $5,000,000 in any fiscal year.

      "Permitted Holder" means Richard Thalheimer, his Family Members, and his Family Trusts.

      "Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries, (e) Investments consisting of guarantees constituting Indebtedness permitted under Section 7.1, (f) Investments in Deferred Compensation Life Insurance to the extent permitted in
Section 6.8(d), and (g) Investments not otherwise permitted in clauses (a) through (f) so long as (i) no Default or Event of Default has occurred or is continuing or would result therefrom, (ii) both immediately before and immediately after giving effect to any such Investment, Borrowing Base Availability shall be in excess of $20,000,000, and (iii) the aggregate amount of all such Investments at any one time outstanding would not exceed $10,000,000.

      "Permitted Liens" means (a) Liens held by Agent, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not overdue by more than 30 days, so long as Agent is satisfied that, during such overdue period, such Liens will not impair the enforceability, validity or priority of any of the Agent's Liens, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds, performance bonds and other obligations of a like nature in connection with obtaining such bonds in the ordinary course of business, (j) inchoate and unperfected Liens for escheat or use taxes that are not the subject of any judgment or other asserted claim for the payment of money, and any Liens resulting from any judgment or other asserted claim for the payment of money that is not an Event of Default pursuant to Section 8.7, (k) with respect to any Real Property, easements, rights of way, zoning restrictions, and similar encumbrances that do not materially interfere with or impair the use or operation thereof, and (m) Liens on assets other than Inventory, Accounts, Real Property, Cash Management Accounts, Deferred Compensation Accounts, or patents, trademarks, copyrights, or other intellectual property rights, and securing Indebtedness or other obligations permitted hereunder in an aggregate amount not exceeding $1,000,000.

      "Permitted Protest" means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

      "Permitted  Purchase  Money  Indebtedness"   means,  as  of  any  date  of
determination, Purchase Money Indebtedness in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

      "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

      "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

      "Pro Rata Share" means, as of any date of determination,:

      (a) with respect to a Lender's obligation to make Advances (or Capital Expenditures Loans) and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances and Capital Expenditures Loans by (z) the aggregate outstanding principal amount of all Advances and Capital Expenditures Loans,

      (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances and Capital Expenditures Loans by (z) the aggregate outstanding principal amount of all Advances and Capital Expenditures Loans, and

      (c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the outstanding principal amount of such Lender's portion of the Advances and Capital Expenditures Loans, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the aggregate outstanding principal amount of all Advances and Capital Expenditures Loans; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender's portion of the Capital Expenditures Loans, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of all Capital Expenditures Loans.

      "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof (together with any refinancings thereof permitted under Section 7.1(c)).

      "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

      "Qualified Import Letter of Credit" means a Letter of Credit that (a) is issued to facilitate the purchase by Borrower of Eligible Inventory, (b) has an expiry date of less than 120 days and is otherwise in form and substance acceptable to Agent in its Permitted Discretion, and (c) is issued to support an Underlying Letter of Credit that only is drawable by the beneficiary thereof by the presentation of, among other documents, such applicable documents satisfactory to Agent as evidencing Borrower's title to the subject Inventory.

      "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.

      "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

      "Refurbishing Facility" means that certain Proactive Solutions facility located at 350 Wainwright Drive, Northbrook, IL 60062.

      "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address
Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, each, in connection with a release of Hazardous Materials, or (d) conduct any other removal or remedial actions authorized by 42 USC ss. 9601.

      "Replacement Lender" has the meaning set forth in Section 15.2(a).

      "Report" has the meaning set forth in Section 16.17.

      "Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Shares) equal or exceed 50.1%.

      "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

      "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

      "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of outstanding Capital Expenditures Loans, plus (c) the then extant amount of the Letter of Credit Usage.

      "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

      "SEC" means the United States Securities and Exchange Commission and any successor thereto.

      "Securities Account" means a securities account (as that term is defined in the Code).

      "Settlement" has the meaning set forth in Section 2.3(f)(i).

      "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

      "Special Account and Securities Investments" means, at any time, (a) Deferred Compensation Amounts in the Deferred Compensation Account, and (b) Permitted Investments of Borrower and its Subsidiaries (other than Deferred Compensation Amounts in the Deferred Compensation Account), in an aggregate amount not in excess of $1,500,000, that at such time, both (i) consist of (x) Permitted Investments held in a Deposit Account or Securities Account, or (y) securities or other Investment Property, and (ii) are not (x) in a Cash Management Account, (y) in a Deposit Account or Securities Account then subject to a Control Agreement, or (z) otherwise subject to the control of Agent in accordance with Sections 9-104 or 9-106 of the Code.

      "Solvent" means, with respect to any Person on a particular date, that, at fair valuations, the sum of such Person's assets is greater than all of such Person's debts.

      "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

      "Store Account" means, for each of Borrower's stores, the Collection Account maintained by Borrower for deposit of Collections received at such store.

      "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

      "Swing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(d).

      "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

      "Taxes" has the meaning set forth in Section 16.11.

      "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower and Agent, the form and substance of which is satisfactory to Agent in its Permitted Discretion.

      "Triggering Period" means a period (a) commencing on the earlier to occur of either (i) the occurrence and continuation of an Event of Default, or (ii) the first date on which Borrowing Base Availability shall fail to be in excess of $20,000,000 for three (3) consecutive Business Days or fail to be in excess of $15,000,000 at any time, and (b) continuing until such time as, for a period of sixty (60) consecutive days, both (x) Borrowing Base Availability shall be in excess of $20,000,000 and (y) there shall not have occurred and be continuing any Event of Default.

      "UCC Filing Authorization Letter" means a letter duly executed by Borrower authorizing Agent to file appropriate financing statements on Form UCC-1 (without the signature of Borrower), in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests purported to be created by the Loan Documents.

      "United States" means the United States of America.

      "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

      "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

      "Voidable Transfer" has the meaning set forth in Section 17.7.

      "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

      "WFRF" means Wells Fargo Retail Finance, LLC, a Delaware limited liability company.

    1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided that, in the event of any change to GAAP or the application thereof occurring after the Closing Date, at the request of Agent or Borrower, the parties shall in good faith consider appropriate amendments to adjust financial covenant levels herein to offsite the effects (if any) of such change. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

    1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

    1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to the repayment in full or satisfaction in full of the Obligations shall mean the repayment in full in cash (or cash-collaterization in accordance with the terms hereof) of all Obligations other than contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of this Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

    1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.  LOAN AND TERMS OF PAYMENT.

    2.1 Revolver Advances.

      (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to (1) the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Adjusted Letter of Credit Usage, less
(2) the then extant amount of outstanding Capital Expenditures Loans.

      (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish and modify reserves (including all reserves referenced in the definition of Borrowing Base) in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) shrinkage (so as to bring perpetual records in line with historical levels), (ii) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (iii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing (and subject to Section 2.11 as to costs and expenses), Agent shall have the right to have the Borrower's Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of re-determining the Net Liquidation Percentage of the Eligible Inventory and, as a result, re-determining the Borrowing Base.

      (c) The Lenders shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

      (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

    2.2 Capital Expenditures Loans.

      (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make loans to Borrower (each, a "Capital Expenditures Loan") in an aggregate amount at any one time outstanding not to exceed such Lender's Pro Rata Share of $10,000,000 (the "Capital Expenditure Sublimit"); provided, however, that the aggregate outstanding amount of all Capital Expenditures Loans shall not exceed an amount equal to (1) the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Adjusted Letter of Credit Usage, less (2) the then extant amount of outstanding Advances.

      (b) The Lenders shall have no obligation to make additional Capital Expenditures Loans hereunder to the extent such additional Capital Expenditures Loans would cause (a) the Revolver Usage to exceed the Maximum Revolver Amount, or (b) the then extant amount of Capital Expenditures Loans to exceed the Capital Expenditures Sublimit.

      (c) Amounts borrowed pursuant to this Section 2.2 may be repaid and, subject to the terms of this Agreement, reborrowed at any time during the term of this Agreement.

    2.3 Borrowing Procedures and Settlements.

      (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date (subject to Section 2.13(b)(i) in the case of any LIBOR Rate Loan) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $5,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such notice and the failure to provide such written confirmation shall not affect the validity of the request.

      (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance or Capital Expenditures Loan, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that (i) if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing, and (ii) if a notice requesting a LIBOR Rate Loan has been timely delivered per Section 2.13(b)(i), Agent shall not have the option to request Swing Line Lender to make such Borrowing as a Swing Line Loan.

      (c) Making of Loans.

            (i) In the event  that Agent  shall  elect to have the terms of this
      Section 2.3(c) apply to a requested Borrowing as described in Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or Capital Expenditures Loan, as applicable), Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of any Capital Expenditures Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

            (ii) Unless Agent  receives  notice from a Lender on or prior to the
      Closing Date or, with respect to any Borrowing after the Closing Date, prior to 9:00 a.m. (California time) on the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance (or portion of the applicable Capital Expenditures Loan, as applicable) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances (or the Capital Expenditures Loans, as applicable) composing such Borrowing. The failure of any Lender to make any Advance (or portion of any Capital Expenditures Loan, as applicable) on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance (or portion of a Capital Expenditures Loan, as applicable) on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance (or portion of the Capital Expenditures Loan, as applicable) to be made by such other Lender on any Funding Date.

            (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance (or portion of the Capital Expenditures Loan, as applicable) was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance (or portion of the Capital Expenditures Loan, as applicable) was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances (or portions of Capital Expenditures Loans, as applicable) to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance (or applicable Capital Expenditures Loan, as applicable) and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

      (d) Making of Swing Loans.

            (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance or Capital Expenditures Loan in the amount of such Borrowing (any such Advance or Capital Expenditures Loan made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances and Capital Expenditures Loans being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance or Capital Expenditures Loan hereunder, as applicable, and shall be subject to all the terms and conditions applicable to other Advances or Capital Expenditures Loans, as applicable, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

            (ii)  The  Swing  Loans  shall  be  secured  by the  Agent's  Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances or Capital Expenditures Loans, as applicable, that are Base Rate Loans.

      (e) Agent Advances.

            (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in
      Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance shall be deemed to be an Advance hereunder, except that no such Agent Advance shall be eligible to be a LIBOR Rate Loan and all payments thereon shall be payable to Agent solely for its own account.

            (ii) The Agent Advances shall be repayable on demand, secured by the Agent's Liens granted to Agent under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

      (f) Settlement. It is agreed that each Lender's funded portion of the Advances and Capital Expenditures Loans is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances and Capital Expenditures Loans. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Capital Expenditures Loans, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

            (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent,
      (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Borrower's or its Subsidiaries' Collections received by Agent, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Capital Expenditures Loans, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances and Capital Expenditures Loans (in each case, including Swing Loans and Agent Advances) exceeds such Lender's Pro Rata Share of the Advances and Capital Expenditures Loans (in each case, including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Capital Expenditures Loans (in each case, including Swing Loans and Agent Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Lender's Pro Rata Share of the Advances and Capital Expenditures Loans (in each case, including Swing Loans and Agent Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Capital Expenditures Loans (in each case, including Swing Loans and Agent
      Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances or Capital Expenditures Loans, as applicable, of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

            (ii) In determining whether a Lender's balance of the Advances, Capital Expenditures Loans, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Capital Expenditures Loans, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

            (iii)  Between  Settlement  Dates,  Agent,  to the  extent  no Agent
      Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances or Capital Expenditures Loans, as applicable, for application to Swing Lender's Pro Rata Share of the Advances or Capital Expenditures Loans, as applicable. If, as of any Settlement Date, Collections of Borrower or its Subsidiaries received by Agent since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances or Capital Expenditures Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances or Capital Expenditures Loans, as applicable, of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances and Capital Expenditures Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances or Capital Expenditures Loans other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

      (g) Notation. Agent shall record on its books the principal amount of the Advances (or portion of the Capital Expenditures Loans, as applicable) owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances or Capital Expenditures Loans in its books and records, including computer records.

      (h) Lenders' Failure to Perform. All Advances and Capital Expenditures Loans (in each case, other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance or Capital Expenditures Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

      (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances, the outstanding Adjusted Revolver Usage does not exceed the Borrowing Base by more than $5,000,000, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                  (A) In the  event  Agent  obtains  actual  knowledge  that the
            Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  (B) Each Lender with a Revolver  Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

    2.4      Payments.

      (a) Payments by Borrower.

            (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. If any payment by Borrower hereunder becomes due and payable on a day other than a Business Day, except to the extent the amount thereof is charged to the Loan Account pursuant to Section 2.10 on or as of such due date, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      (b) Apportionment and Application of Payments.

            (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied as follows:

                  (A) first,  to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

                  (B) second,  to pay any Lender Group  Expenses then due to the
            Lenders under the Loan Documents, on a ratable basis, until paid in full,

                  (C) third, to pay any fees then due to Agent (for its separate account, after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents until paid in full,

                  (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                  (E) fifth, to pay interest due in respect of all Agent Advances until paid in full,

                  (F) sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances), the Swing Loans, and the Capital Expenditures Loans until paid in full,

                  (G) seventh,  to pay the principal of all Agent Advances until paid in full,

                  (H) eighth, to pay the principal of all Swing Loans until paid in full,

                  (I) ninth,  so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products until paid in full,

                  (J) tenth,  so long as no Event of Default has occurred and is continuing, ratably to pay the principal of all Advances and Capital Expenditure Loans until paid in full,

                  (K) eleventh, if an Event of Default has occurred and is continuing, ratably (i) to ratably pay the principal of all Advances and Capital Expenditure Loans until paid in full, (ii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                  (L) twelfth, if an Event of Default has occurred and is continuing, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products), and

                  (M) thirteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

            (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(f).

            (iii) In each instance, so long as no Event of Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

            (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

            (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

    2.5 Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Section 2.1, Section 2.2 or Section 2.12 is greater than either the Dollar or percentage limitations set forth in Section 2.1, Section
2.2 or Section 2.12, as applicable (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full as and when due and payable under the terms of this Agreement and the other Loan Documents.

    2.6  Interest  Rates  and  Letter  of  Credit  Fee:  Rates,   Payments,  and
Calculations.

      (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

      (b) Letter of Credit Fees. Borrower shall pay Agent (for the ratable benefit of the Lenders), Letter of Credit fees (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) (i) with respect to standby Underlying Letters of Credit, which shall accrue at a rate equal to 1.50% per annum times the Daily Balance of the undrawn amount of all such outstanding Letters of Credit, and (ii) with respect to documentary Underlying Letters of Credit, which shall accrue at a rate equal to 0.80% per annum times the Daily Balance of the undrawn amount of all such outstanding documentary Letters of Credit.

      (c) Default Rate. Upon (x) the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), (y) Agent having given Borrower written notice of such Event of Default (provided, that no such notice is required if the Event of Default is an Event of Default under Section 8.4 or 8.5 hereof), and (z) Borrower having failed to cure such Event of Default within 15 days after delivery of such notice (no such period being applicable in the case of an Event of Default under Section 8.4 or 8.5),

            (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

            (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

      (d) Payment. Except as provided to the contrary in Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the then extant Bank Product Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

      (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

      (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the

Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

    2.7 Cash Management. In each case subject to the timing contemplated in Sections 3.1 and 3.2 with respect to the Cash Management Agreements referenced in such Sections:

      (a) Borrower shall and shall cause each of its Subsidiaries to establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and, in connection therewith, establish and maintain at such Cash Management Banks pursuant to the terms hereof (i) one or more accounts designated (either in Schedule 2.7(a) or pursuant to Section 2.7(e)) as concentration accounts (the "Concentration Accounts") and (ii) additional accounts designated (either in Schedule 2.7(a) or pursuant to Section 2.7(e)) as collection accounts (the "Collection Accounts", and together with the Concentration Accounts, the "Cash Management Accounts").

      (b) Borrower shall, and shall cause each of its Subsidiaries to, (1) request in writing and otherwise take such reasonable steps to ensure that all of its and its Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to a Cash Management Bank for deposit into a Concentration Account, (2) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof (and subject to Section 2.7(d) with respect to payments from Credit Card Processors), all such Collections from Account Debtors (including those sent directly to a Cash Management Bank) into a Concentration Account, or, with respect to checks, into the Collection Account designated (in Schedule 2.7(a) or pursuant to Section 2.7(e)) as the Check Clearance Collection Account (the "Check Clearance Collection Account"), or, with respect to receivables denominated in a foreign currency, into the Collection Account designated (either in Schedule 2.7(a) or pursuant to Section 2.7(e)) as the Multicurrency Collection Account (the "Multicurrency Collection Account"), and (3) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all other Collections (including cash, checks, drafts and all other forms of daily store receipts or other similar items of payment) received by or otherwise under its control into a Cash Management Account. Borrower further agrees that with respect to each Collection Account, it shall, and shall cause each of its Subsidiaries to, at all times require each applicable Cash Management Bank to forward, by automatic periodic transfers not less frequently than once in any period of three (3) Business Days, all amounts in each such Collection Account into a Concentration Account; provided, however, that (w) with respect to the Check Clearance Collection Account, so long as all funds in such Check Clearance Collection Account represent checks received by Borrower or its Subsidiaries, such automatic transfers of funds therein shall be required only at any time the balance thereof should exceed $400,000, but in no event less frequently than once in any ten (10) day period, (x) immediately after giving effect to each such transfer from such Check Clearance Collection Account into a Concentration Account, Borrower may maintain an amount not to exceed $200,000 in such Check Clearance Collection Account, (y) immediately after giving effect to each such transfer from any Collection Account (other than the Check Clearance Collection Account) into a Concentration Account, Borrower may maintain an amount not to exceed $1,000 in any such Collection Account, and (z) so long as no Triggering Event shall have occurred and be continuing, Agent shall permit all funds in any Concentration Account to be forwarded, by daily sweeps, to the Designated Account.

      (c) With respect to each Cash Management Account, each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrower, in form and substance acceptable to Agent in its Permitted Discretion; provided; however, that, with respect to Store Accounts only, Borrower's obligations hereunder with respect to establishing any such Cash Management Agreement shall be limited to use of reasonable best efforts to deliver the form of Cash Management Agreement to each such Cash Management Bank. Each Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are subject to the control of Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) from and after the date that it receives written notification from Agent (a "Control Exercise Notice"), it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account or as otherwise directed by Agent. Anything contained herein into the contrary notwithstanding, Agent agrees that it shall not provide a Control Exercise Notice to the Cash Management Banks except during a Triggering Period. At any time during a Triggering Period, Agent shall be free to exercise its right to issue a Control Exercise Notice. Agent shall deliver to Borrower a copy of any such Control Exercise Notice promptly after delivery thereof to the applicable Cash Management Bank; provided, however that a non-willful failure to so do shall not affect the validity of any such Control Exercise Notice or otherwise limit Agent's right to send any other
Control Exercise Notice. Upon the subsequent termination of such Triggering Period, Agent shall withdraw such Control Exercise Notice and permit funds to be transferred as set forth in Section 2.7(b) above, including as to Borrower access to funds in any Concentration Account (and daily sweeps thereof into the Designated Account), but subject in all events to the right of Agent to deliver a Control Exercise Notice during any subsequent Triggering Period.

      (d) Borrower shall establish and maintain Credit Card Agreements with Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by Borrower received by it (or other amounts payable by such Credit Card Processor) into a designated Concentration Account on a daily basis or such other periodic basis as Agent may otherwise direct. Borrower shall not change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.

      (e) So long as no Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank (which consent shall not be required with respect to any additional Cash Management Account at an existing Cash Management Bank and otherwise shall not be unreasonably withheld), and (ii) subject to Section 2.7(c), prior to the time of the opening of any Cash
Management Account, Borrower (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrower (or its Subsidiaries, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 45 days of notice from Agent (or such longer period as Borrower and Agent may agree) that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent (or such longer period as Borrower and Agent may agree) that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

      (f) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower hereby grants a Lien to Agent.

    2.8 Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

    2.9 Designated Account. Agent is authorized to make the Advances and the Capital Expenditures Loans, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

    2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Capital Expenditures Loans and Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product
Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

    2.11 Fees. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual
Lenders:

      (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the result of (i) the Maximum Revolver Amount, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (B) the average Daily Balance of Capital Expenditures Loans that were outstanding during the immediately preceding month, plus (C) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

      (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter, and

      (c) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $950 per day, per auditor, plus out-of-pocket transportation and lodging expenses for each financial audit of Borrower performed by personnel employed by Agent, (ii) if implemented, a fee of $950 per day, per applicable individual, plus out-of-pocket expenses for the one-time establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral, or any portion thereof, performed by personnel employed by Agent, and (iv) a fee of $1,500 per day per appraiser, or $950 per day per auditor or other individual, as applicable, plus additional out-of-pocket transportation and lodging expenses, and such additional out-of-pocket non-personnel related expenses, as applicable, if Agent elects to employ the services of one or more third Persons to perform financial audits of Borrower or its Subsidiaries, to appraise the Collateral, or any portion thereof, or to assess Borrower's or its Subsidiaries' business valuation. The foregoing notwithstanding, from and after the Closing Date, Borrower shall not be required to pay for more than 2 financial audits and 1 inventory appraisal during any 12 consecutive month period so long as no Event of Default has occurred and is continuing, it being understood that, for any audit or appraisal conducted (or commenced) at a time when an Event of Default shall have occurred and be continuing, Borrower shall pay all fees as specified above for Agent's employees and all expenses and costs paid or incurred by Agent.

    2.12  Letters of Credit.

      (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, specifying the date of issuance, amendment, renewal, or extension (which shall be a Business Day), the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the issuance of such requested Letter of Credit:

            (i) the Adjusted Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances and Capital Expenditures Loans, or

            (ii) the Letter of Credit Usage would exceed $35,000,000, or

            (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances and Capital Expenditures Loans.

                  Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made or such other date as written or telephonic notice thereof is first received by Borrower, if Borrower shall have received such written or telephonic notice of such L/C Disbursement prior to 9:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the immediately succeeding Business Day, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.

      (b) Promptly following receipt of a notice of L/C Disbursement pursuant to
Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason.

Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

      (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

      (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

      (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender.

      (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

            (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

            (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group (and, as to any Lender, except (x) any costs relating to payments on account of Taxes and additional amounts required to be paid pursuant to, or explicitly excluded from payment under, Section 16.11, and (y) any such cost or reduction as a result of a change of general applicability in (1) taxes imposed on or measured by the Lender's net income, or (2) franchise taxes imposed on the Lender, in lieu of net income taxes, by the jurisdiction, or any political subdivision thereof, under the laws of which it is organized or otherwise resides for tax purposes or maintains any lending office), then, and in any such case, Agent may, at any time within 270 days after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      (g) Borrower acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Sections 2.6(b) and 2.12(e)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrower immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

    2.13 LIBOR Option.

      (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the Capital Expenditures Loans be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date that is 3 months after the commencement of the applicable Interest Period, (iii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iv) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period in respect of a LIBOR Rate Loan, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, upon written notice from Agent to Borrower of its election to deny access to the LIBOR Option, Borrower no longer shall have the option to request that Advances or Capital Expenditures Loans bear interest at a rate based upon the LIBOR Rate and, at the end of the Interest Period applicable thereto, Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

      (b) LIBOR Election.

            (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Capital Expenditures Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR
      Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

            (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default),
      (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow (for a reason other than or a result of the failure of such Lender to make the applicable requested Advance or Capital Expenditures Loan notwithstanding the satisfaction of all conditions precedent relating thereto), convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice or other notices of prepayment delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this
      Section 2.13 shall be conclusive absent manifest error.

            (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

      (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrower's and its Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

      (d) Special Provisions Applicable to LIBOR Rate.

            (i) The LIBOR Rate may be adjusted by Agent, in consultation with Borrower, with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except, for any Lender, (x) any costs relating to payments on account of Taxes and additional amounts required to be paid pursuant to, or explicitly excluded from payment under, Section 16.11, and (y) changes of general applicability in (1) taxes imposed on or measured by the Lender's net income, or (2) franchise taxes imposed on the Lender, in lieu of net income taxes, by the jurisdiction, or any political subdivision thereof, under the laws of which it is organized or otherwise resides for tax purposes or maintains any lending office) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

            (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall (x) give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so. Each Lender at such time having as its lending office an office outside the United States agrees to use reasonable efforts to designate a different lending office if such designation will avoid the need for such a notice of changed circumstances and would not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender.

      (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

    2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). Notwithstanding anything to the contrary in this Section, Borrower will not be required to compensate any Lender pursuant to this Section for any reduction incurred more than 270 days before such Lender notified Borrower of the change in law (or other circumstance) giving rise to such reduction. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3.    CONDITIONS; TERM OF AGREEMENT.

    3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

      (a) the Closing Date shall occur on or before November 7, 2003;

      (b) Agent shall have received a UCC Filing Authorization Letter, duly executed by Borrower, together with appropriate financing statements on Form UCC-1 in form appropriate for filing in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral;

      (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

            (i) Cash Management Agreements with respect to the Check Clearance Collection Account and the Multicurrency Account,

            (ii) [Intentionally omitted],

            (iii) the Disbursement Letter,

            (iv) the Due Diligence Letter,

            (v) the Fee Letter,

            (vi) the Officers' Certificate,

            (vii) the Patent Security Agreement,

            (viii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower and its Subsidiaries,

            (ix) the Trademark Security Agreement, and

            (x) [Intentionally Omitted];

      (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

      (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

      (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

      (g) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified  or  licensed  would  constitute  a  Material  Adverse  Change,  which certificates shall indicate that Borrower is in good standing in such jurisdictions;

      (h) Agent shall have received satisfactory evidence as to the existence of the insurance policies required pursuant to Section 6.8 hereof;

      (i) [Intentionally Omitted];

      (j) [Intentionally Omitted];

      (k) [Intentionally Omitted];

      (l) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent;

      (m) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all material tax returns required to be filed by Borrower and its Subsidiaries have been timely filed and all taxes upon Borrower and its Subsidiaries or their properties, assets, income, and franchises (including Real Property taxes, sales taxes, and payroll taxes) shown to be due and payable on such returns have been paid prior to delinquency, except (i) to the extent that such taxes are the subject of Permitted Protests, (ii) as to any sales taxes (but not use taxes) or state or federal income taxes, to the extent the aggregate unpaid past due (taking into account any applicable extension) amount thereof is less than $500,000, and
(iii) as to any taxes (other than with respect to sales taxes or state or federal income taxes), to the extent that such failure to pay such taxes, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

      (n) Borrower shall have the Borrowing Base Availability of not less than $20,000,000 after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

      (o) Agent shall have completed its business, legal, and collateral due diligence, including (i) a commercial finance audit of Borrower's business prepared by Spain, Price, Reader & Thompson, the results of which shall be satisfactory to Agent, (ii) a retail inventory appraisal (including as to the Liquidation Percentage applicable to Borrower's and its Subsidiaries' Inventory) conducted by Great American Appraisal & Valuation Services, L.L.C., the results of which shall be satisfactory to Agent, (iii) such additional collateral audit and review of Borrower's and its Subsidiaries books and records and verification of Borrower's representations and warranties to the Lender Group, all as Agent may deem appropriate, the results of which shall be satisfactory to Agent, and
(iv) an inspection of each of the locations where Borrower's and its Subsidiaries' Inventory is located (to the extent Agent determines in its sole discretion that such inspection is appropriate), the results of which shall be satisfactory to Agent;

      (p) Agent shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

      (q) Borrower shall have paid all documented and invoiced Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

      (r) [Intentionally Omitted];

      (s) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby;

      (t) [Intentionally Omitted]; and

      (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

    3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to continue to make Advances or Capital Expenditures Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

      (a) within 30 days of the Closing Date, Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

            (i) Credit Card Agreements with respect to all the Credit Card Processors;

            (ii) Cash Management Agreements with respect to each Concentration Account and the Designated Account;

            (iii) the Control Agreements with respect to each Securities Account listed in Schedule 5.18, except as permitted under Section 7.12;

            (iv) a Customs Broker Agreement from each Customs Broker;

            (v) a Freight Forwarder Agreement from each Freight Forwarder;

      (b) within 60 days of the Closing Date, to the extent not delivered on the Closing Date, deliver to Agent certified copies of the policies of insurance, together with a certificate of insurance with respect to each such policy and such endorsements thereto as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel; and

      (c) use commercially reasonable best efforts to deliver to Agent, within 60 days of the Closing Date, Collateral Access Agreements with respect to Borrower's chief executive office and each of Borrower's Non-Owned Storage Facilities in the United States.

    3.3 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances or Capital Expenditures Loans hereunder at any time (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

      (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

      (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

      (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates; and

      (d) no Material Adverse Change shall have occurred.

    3.4 Term. This Agreement shall continue in full force and effect for a term ending on October 31, 2006 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default in accordance with Section 9.1.

    3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). Notwithstanding the foregoing, Bank Product Obligations shall be subject to the terms and conditions (including as to termination) set forth in the applicable Bank Product Agreements, and, in connection with any termination of this Agreement, such termination and the release of any applicable Agent's Liens shall be subject to the provision by Borrower of cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations. No termination of this Agreement, however, shall relieve or discharge Borrower or its Subsidiaries of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full (including by the provision of cash collateral as set forth above) and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full (including by the provision of cash collateral as set forth above) and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

    3.6 Early Termination by Borrower. Borrower has the option, at any time upon 60 days prior written notice to Agent, to terminate this Agreement by paying to Agent, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination. The foregoing (and the definition of "Applicable Prepayment Premium" set forth in Section 1.1) to the contrary notwithstanding, in the event that Borrower repays the Obligations in full and terminates this Agreement pursuant to the first sentence of this Section 3.6 and if such repayment occurs with the proceeds of a refinancing provided by Wells Fargo or any Affiliate thereof, then the Applicable Prepayment Premium shall equal zero.

4.    CREATION OF SECURITY INTEREST.

    4.1 Grant of Security Interest. Borrower hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower and its Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral (it being understood, with respect to any such Permitted Disposition of Borrower Collateral, Agent's Liens in and to such Borrower Collateral shall be released automatically upon consummation of such Permitted Disposition, and the proceeds and products of such Permitted Disposition shall be subject to Agent's Liens).

    4.2 Negotiable Collateral. In the event that any Borrower Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that Agent determines in its Permitted Discretion that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, promptly following the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

    4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that Borrower's Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect Borrower's Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver such Collections to Agent or a Cash Management Bank in their original form as received by Borrower or its Subsidiaries.

    4.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

      (a) Borrower authorizes Agent to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Loan Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Borrower where permitted by applicable law.

      (b) At any time when an Event of Default has occurred and has continued for at least 10 days, Borrower shall, upon request of Agent, promptly deliver to Agent a written description of each commercial tort claim, to the extent individually or in the aggregate for an amount in excess of $50,000, then held by Borrower or any Subsidiary thereof (and not yet subject to a Commercial Tort Claim Assignment) and shall deliver a written agreement, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which Borrower or its Subsidiary, as applicable, shall pledge and collaterally assign all of its right, title and interest in and to each such commercial tort claim to Agent, as security for the Obligations (a "Commercial Tort Claim Assignment"). The subsequent cure or waiver of the applicable Event of Default shall not affect the enforceability of any executed and delivered Commercial Tort Claim Assignment.

      (c) At any time upon the request of Agent, Borrower shall execute or deliver to Agent, and shall cause its Subsidiaries to execute or deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent in its Permitted Discretion, to create, perfect, and continue perfected or to better perfect the Agent's Liens in the assets of
Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (except as otherwise expressly permitted under this Agreement), to create and perfect Liens in favor of Agent in any Real Property owned on the Closing Date or in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall require in its Permitted Discretion (but no more frequently than quarterly), Borrower shall (i) provide Agent with a report of all new material patentable, copyrightable, or trademarkable materials acquired or generated by Borrower or its Subsidiaries during the prior period, (ii) cause all material patents, copyrights, and trademarks acquired or generated by Borrower or its Subsidiaries that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's or the applicable Subsidiary's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

    4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power (in each case, to the maximum extent permitted by law) to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Borrower Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Borrower's or its Subsidiaries' Accounts, (d) endorse Borrower's name on any of its payment items (including all of its Collections) that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Borrower's or its Subsidiaries' Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

    4.6 Right to Inspect. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify Borrower's and its Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

    4.7 Control Agreements.

      (a) Borrower agrees that it will not, and will not permit its Subsidiaries to, transfer assets out of any of their Deposit Accounts (other than as specified in Section 2.7 with respect to Cash Management Accounts) or Securities Accounts; provided, however, that so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower and its Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Loan Documents and, if the transfer is to another bank or securities intermediary, so long as Borrower (or its Subsidiary, as applicable), Agent, and the substitute bank or securities intermediary have entered into a Control Agreement (subject to Section 7.12 hereof). No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any bank or securities intermediary to liquidate the applicable Deposit Account (including pursuant to Section 2.7(c) with respect to Cash Management Accounts) or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account or as otherwise directed by Agent.

      (b) Borrower agrees that, subject to Section 2.7 (with respect to Cash Management Accounts) and Section 7.12 with respect to all other Deposit Accounts and Securities Accounts, it will and will cause its Subsidiaries to take any or all reasonable steps that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of (i) its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and (ii) only during a Triggering Period, pursuant to any such reasonable (in Agent's Permitted Discretion) request, its or their letter-of-credit rights; provided, however, that Borrower shall not be so required to cause Agent to obtain such control with respect to the Special Account and Securities Investments.

5.    REPRESENTATIONS AND WARRANTIES.

      In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance or Capital Expenditures Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Advance or Capital Expenditures Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

    5.1 No Encumbrances. Borrower and its Subsidiaries have good and indefeasible title to their personal property assets and good and marketable title to their Real Property (subject to exceptions that do not, in the aggregate, materially impair the use, value or marketability or any such Real Property), in each case, free and clear of Liens except for Permitted Liens.

    5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Account that is identified by Borrower as an Eligible Account in a borrowing base report submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

    5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from known defects. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

    5.4 Equipment. All of the Equipment of Borrower and its Subsidiaries is used or held for use in their business and is fit for such purposes.

    5.5 Location of Inventory and Equipment. The Inventory and Equipment of Borrower and its Subsidiaries are located only at, or in-transit between, the locations identified on Schedule 5.5 (as such Schedule may be updated pursuant to Section 6.9). Schedule 5.5 separately identifies each Leased Store Location and each Non-Owned Storage Facility, and sets forth the owners and operators thereof. Except as permitted in Sections 6.9 and 7.17, the Inventory and Equipment of Borrower and its Subsidiaries are not stored with a bailee, warehouseman, or similar party, unless such party has entered into a Collateral Access Agreement with Borrower and Lender.

    5.6 Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

    5.7 State of Incorporation; Location of Chief Executive Office; FEIN; Organizational ID Number; Commercial Tort Claims.

      (a) As of the Closing Date, the jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 5.7(a).

      (b) The chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.7(b) (as such Schedule may be updated pursuant to Section 6.9).

      (c) Borrower's and each of its Subsidiaries' FEIN and organizational identification number, if any, are identified on Schedule 5.7(c).

      (d) As of the Closing Date, Borrower and its Subsidiaries do not hold any commercial tort claims involving a claim for more than $500,000, except as set forth on Schedule 5.7(d).

    5.8   Due Organization and Qualification; Subsidiaries.

      (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

      (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock except as permitted in Section 7.10.

      (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

      (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its
Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of

Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

    5.9  Due Authorization; No Conflict.

      (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

      (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than (x) consents or approvals that have been obtained and that are still in force and effect, or (y) consents or approvals from suppliers, customers or other contractual counterparties of Borrower or its Subsidiaries required for any foreclosure or other exercise of remedies.

      (c) Other than the filing of financing statements, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than (x) consents or approvals that have been obtained and that are still in force and effect and (y) consents or approvals from any Governmental Authority required by Lender for any foreclosure or other exercise of remedies.

      (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

      (e) The Agent's Liens are validly created, perfected (except for Deposit Accounts and Securities Accounts for which no Cash Management Agreement nor Control Agreement is required under this Agreement), and first priority Liens, subject only to Permitted Liens.

    5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters that, to the extent having a reasonable risk of being decided adversely to Borrower or any of its Subsidiaries, as applicable, if so decided adversely, reasonably could not be expected to result in a Material Adverse Change.

    5.11 No Material Adverse Change. All financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

    5.12 Fraudulent Transfer.

      (a) Borrower is Solvent.

      (b) No transfer of property is being made by Borrower or its Subsidiaries and no obligation is being incurred by Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.

    5.13 Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

    5.14 Environmental Condition. Except as set forth on Schedule 5.14 or except for matters that could not reasonably be expected to result in a Material Adverse Change, (a) to Borrower's knowledge, none of Borrower's or its Subsidiaries' assets has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) neither Borrower nor its Subsidiaries has received a summons, citation, notice, or directive from the U.S. Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

    5.15 Brokerage Fees. Neither Borrower nor any of its Subsidiaries has utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower or its Subsidiaries in connection herewith.

    5.16 Intellectual Property. Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

    5.17 Leases. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default by Borrower or its Subsidiaries exists under any of them.

    5.18 Deposit Accounts and Securities Accounts. Set forth on Schedule 5.18 (including by reference to Section 2.7(a)) are all of Borrower's and its Subsidiaries Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person. Schedule 2.7(a) separately identifies each Store Account, setting forth, for such Store Account, the applicable store(s) relating thereto.

    5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, with respect to the Initial Business Plan, and as of the date on which any other Projections are prepared for delivery to Agent, with respect to such additional Projections, the Borrower represents and warrants that such Projections were prepared in good faith based on assumptions believed to be reasonable at the time of the preparation thereof, it being understood that (without limiting Borrower's obligations hereunder relating to or based on such projections) such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, such that no warranty can be given that the projections will be realized.

    5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

    5.21 Credit Card Receipts. Schedule 5.21 sets forth Borrower's Credit Card Processors and all material arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of credit card charges for sales by Borrower.

    5.22 Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

6.    AFFIRMATIVE COVENANTS.

      Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

    6.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to its and its Subsidiaries' Inventory.

    6.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the documents set forth on Schedule 6.2 in accordance with the delivery schedule set forth thereon. In addition, Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 6.2.

    6.3 Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

      (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Borrower's fiscal quarters) after the end of each month during each of Borrower's fiscal years,

            (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

            (ii) a Compliance Certificate signed by the chief financial officer or VP of Finance of Borrower to the effect that:

                  (A) the financial  statements  delivered  hereunder  have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                  (B) the  representations  and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                  (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

            (iii) for each month that is the date on which a financial covenant in Section 7.18 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.18,

      (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, with only such qualifications as may be satisfactory to Agent in its sole discretion, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

      (c) as soon as available, but in any event within 10 days after the start of each of Borrower's fiscal years, copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer or VP of Finance of Borrower as being prepared in good faith based on assumptions believed to be reasonable at the time of preparation thereof,

      (d) if and when filed by Borrower (or promptly thereafter),

            (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, and any other filings made by Borrower with the SEC, it being understood that, as to any such filings, Borrower may deliver the same by electronic mail (to such email address(es) as may be provided for such purpose from time to time by Agent), including any such electronic mail specifying the applicable filing,

            (ii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

            (iii) any other information that is provided by Borrower to its shareholders generally,

      (e) upon request by Agent, satisfactory evidence of payment, and extent of nonpayment (if applicable), by Borrower and its Subsidiaries of applicable excise taxes in each jurisdiction in which (i) Borrower or its Subsidiaries conducts business or is required to pay any such excise tax, (ii) where Borrower's or its Subsidiaries' failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower or its Subsidiaries, or (iii) where Borrower's or its Subsidiaries' failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

      (f) with respect to any month for which Borrowing Base Availability at any time during such month is less than $20,000,000, a certification, on a best knowledge basis, in the applicable Compliance Certificate for such month, indicating, as to Borrower and its Subsidiaries, the payment, and extent of nonpayment (if applicable), of (i) all sales taxes (but not use taxes) required to be paid during such month (and describing any applicable Permitted Protest relating thereto), and (ii) all lease payments required to be paid during such month (and describing any applicable Permitted Protest relating thereto), in each case whether or not constituting an Event of Default hereunder,

      (g) promptly after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto,

      (h) promptly after the commencement thereof, but in any event within 5 Business Days after the service of process with respect thereto on Borrower or any of its Subsidiaries, notice of all actions, suits, or proceedings brought by or against Borrower or any of its Subsidiaries before any Governmental Authority which, if determined adversely to Borrower or such Subsidiary, reasonably could be expected to result in a Material Adverse Change, and

      (i) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrower or its Subsidiaries.

      In addition to the financial statements referred to above, Borrower agrees (if and when it has any Subsidiaries) to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees to cooperate with Agent to allow Agent to consult with its independent certified public accountants if Agent reasonably requests the right to do so (and Agent shall notify Borrower as to the timing of such consultations and permit Borrower an opportunity to be present thereat or to otherwise participate therein) and that, in such connection, its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower or its Subsidiaries Agent reasonably may request.

    6.4 Guarantor Reports. Cause each Guarantor (if any) to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Borrower's financial statements, and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

    6.5 Returns. Cause returns and allowances, as between Borrower and its Subsidiaries and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

    6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder, except (subject to Section 6.11 with respect to leases) for any non-compliance therewith and/or any loss or forfeiture thereunder that could not, individually or in the aggregate, reasonably be expected to result in a Lien (other than Permitted Liens) on all or any portion of the Borrower Collateral or otherwise result in a Material Adverse Change.

    6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except (a) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, (b) as to any sales taxes (but not use taxes) or state or federal income taxes, to the extent the aggregate unpaid past due (taking into account any applicable extension) amount of all such taxes at all times is less than $500,000, and (c) as to any assessments or taxes (other than with respect to sales taxes or state or federal income taxes), to the extent that such failure to pay such assessments or taxes, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Subject to the foregoing, Borrower will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof reasonably satisfactory to Agent indicating that Borrower and its Subsidiaries have made such payments or deposits.

    6.8 Insurance.

      (a) At Borrower's expense, maintain insurance respecting its and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Subject to Section 3.2 as to timing, Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement (subject to Section 6.8(d) with respect to Deferred Compensation Life Insurance) naming Agent as sole loss payee (or, to the extent required by the applicable insurer, naming Borrower as loss payee, but with irrevocable instructions (which may not be changed without Agent's written consent) for payment of all amounts to Borrower, as such loss payee, directly to the Concentration Account) or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

      (b) Borrower shall give Agent prompt notice of any loss in excess of $100,000 covered by such insurance. Agent shall have the exclusive right to adjust any losses claimed under any such insurance policies (subject to Section 6.8(d) with respect to Deferred Compensation Life Insurance) in excess of $1,000,000 (or in any amount after the occurrence and during the continuation of an Event of Default), without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies, and subject to Section 6.8(d) with respect to Deferred Compensation Life Insurance) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be made or forwarded, as applicable, to the Concentration Account (and Agent shall permit the applicable insurer to make such payment directly to the Concentration Account); provided, however that, any such payments relating to (or based on any loss with respect to) Inventory and any such payments made or received during a Triggering Period shall, in each case at the option of the Required Lenders, (i) be paid by the applicable insurer directly to Agent (pursuant to such instructions as Agent may deliver), and/or (ii) upon any such payment to the Concentration Account or directly to Agent, be applied directly to the prepayment of the Obligations.

      (c) Borrower will not and will not suffer or permit its Subsidiaries to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless subject to the standard set forth in Section 6.8(a) Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent or, as applicable with payments made to the Concentration Account. Borrower promptly shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

      (d) Notwithstanding the foregoing, solely with respect to Deferred Compensation Life Insurance, Borrower shall not be required to name Agent as sole loss payee or additional insured (or to deliver an endorsement) and shall have the right to adjust claims and receive and distribute proceeds with respect thereto; provided, however, that in no event shall Borrower (i) make aggregate payments with respect to obtaining and maintaining all such Deferred Compensation Life Insurance in excess of $5,000,000 in any fiscal year, or (ii) cause or permit any such Deferred Compensation Life Insurance to be subject to any Lien.

    6.9 Location of Inventory and Equipment. Keep Borrower's and its Subsidiaries' Inventory and Equipment only at the locations identified on
Schedule 5.5 and
their chief executive offices only at the locations identified on Schedule 5.7(b); provided, however, that Borrower may amend Schedule 5.5 and Schedule 5.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, and (a) with respect to any new chief executive office, such new location is within the United States and at the time of such written notification, Borrower provides Agent a Collateral Access Agreement with respect thereto, and (b) except as expressly permitted in Section 7.17 with respect to locations outside the United States,
(i) with respect to any new Non-Owned Storage Facility, Borrower uses commercially reasonable best efforts to obtain and deliver to Agent a Collateral Access Agreement with respect thereto, and (ii) with respect to any other such new location, Borrower uses commercially reasonable efforts to obtain and deliver to Agent a Collateral Access Agreement with respect thereto.

    6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, except where failure to so comply individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

    6.11 Leases. Pay when due all rents and other amounts payable under any leases to which Borrower or any of its Subsidiaries is a party or by which Borrower's or any such Subsidiaries' properties and assets are bound, except (a) to the extent such payments are the subject of a Permitted Protest or (b) lease payments in an aggregate amount at all times less than (i) $8,000,000 with respect to Leased Store Locations, and (ii) $1,000,000 with respect to all other leased locations (including all Non-Owned Storage Facilities).

    6.12 Existence. At all times preserve and keep in full force and effect Borrower's and its Subsidiaries valid existence and good standing and any rights and franchises material to their businesses.

    6.13 Environmental. Except for such Environmental Liens, failures to comply, releases, Environmental Actions, notices, citations or orders which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, (a) keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply with all applicable Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 10 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action, or notice that an Environmental Action will be filed, against Borrower or its

Subsidiaries, and (iii) notice of any environmental violation, citation, or other administrative order received by Borrower or its Subsidiaries.

    6.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or, when taken together with all written information, exhibits and reports so furnished, omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the affect of amending or modifying this Agreement or any of the Schedules hereto.

    6.15 Formation of Subsidiaries. At the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a Guaranty (or joinder to an existing Guaranty) and a Guarantor Security Agreement (or joinder to an existing Guarantor Security Agreement), together with such other security documents, as well as appropriate UCC-1 financing statements, all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (other than any such assets that would not be required to be subject to Agent's Liens if they were assets of the Borrower),
(b) provide to Agent a pledge agreement and appropriate certificates and powers or UCC-1 financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.15 shall be a Loan Document.

7.    NEGATIVE COVENANTS.

      Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

    7.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

      (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit and any other Obligations that constitute Indebtedness,

      (b) Indebtedness set forth on Schedule 5.20,

      (c) Permitted Purchase Money Indebtedness, and any refinancings, renewals or extensions thereof (and continuance or renewals of the Permitted Liens associated therewith) that do not result in an increase in the then extant principal amount of the Indebtedness so refinanced, renewed or extended.

      (d) unsecured Indebtedness not otherwise permitted under this Section 7.1, in an aggregate amount not to exceed $5,000,000 at any time,

      (e) Indebtedness secured exclusively by Permitted Liens described in clause (m) of the definition of Permitted Liens, in an aggregate amount not to exceed $1,000,000 at any time,

      (f) endorsement of instruments or other payment items for deposit,

      (g) Indebtedness composing Permitted Investments, and

      (h) Indebtedness in connection with Hedge Agreements entered into in the ordinary course of business and not for speculative purposes.

    7.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(c) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

    7.3 Restrictions on Fundamental Changes.

      (a) Enter into any  merger  (other  than in  connection  with a  Permitted
Investment   where   Borrower   is   the   surviving   entity),   consolidation,
reorganization, or recapitalization.

      (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

      (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

    7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's or its Subsidiaries assets.

    7.5 Change Name. Change Borrower's or any of its Subsidiaries' names, FEINs, organizational identification number, state of organization or organizational identity; provided, however, that Borrower or any of its Subsidiaries may change their names upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Borrower or its Subsidiary provides any financing statements necessary to perfect and continue perfected the Agent's Liens.

    7.6 Nature of Business. Make any material change in the principal nature of its or their business.

    7.7 [Intentionally Omitted].

    7.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

    7.9 Consignments. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

    7.10 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding, except:

      (a) the purchase or redemption of Borrower's stock in connection with and pursuant to the terms of employee benefit and stock option plans.

      (b) additional purchases or redemptions of Borrower's stock approved by Borrower's board of directors, in an aggregate amount not to exceed $5,000,000 in any fiscal year, so long as (i) no Default or Event of Default has occurred or is continuing or would result therefrom, (ii) both immediately before and immediately after giving effect to any such purchase or redemption, Borrowing Base Availability shall be in excess of $20,000,000.

    7.11 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

    7.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that, Borrower shall not and shall not permit its Subsidiaries to, except with respect to Special Account and Securities Investments and subject to Section 3.2 (as to initial delivery of Control Agreements), (a) have Permitted Investments in Deposit Accounts (other than Cash Management Accounts) or Securities Accounts unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments, or (b) establish or maintain any Deposit Account (other than a Cash Management Account) or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

    7.13 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions (a) that are in the ordinary course of Borrower's business, upon fair and reasonable terms, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, (b) that consist of officer or director compensation or employee benefit programs, in each case that are in the ordinary course of Borrower's business and upon fair and reasonable terms to Borrower, or (c) that consist of repurchases or redemptions permitted under Sections 7.10.

    7.14 Suspension. Suspend or go out of a substantial portion of its or their business.

    7.15 [Intentionally Omitted].

    7.16 Use of Proceeds. Use (a) the proceeds of the Advances for any purpose other than (i) on the Closing Date (or such other date on which the initial Advance is made), (A) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (B) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes; or (b) the proceeds of the Capital Expenditures Loans for any purpose other than for Capital Expenditures and costs associated with the opening or remodeling of stores or distribution centers.

    7.17 Inventory and Equipment Storage. Store the Inventory or Equipment of Borrower or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party without Agent's prior written consent, unless such storage arrangement is subject to a Collateral Access Agreement; provided, however, that the foregoing shall not apply to (i) Inventory at that certain Vitesse Warehousing facility (in Rotterdam, The Netherlands) identified in
Schedule 5.5 so long as the aggregate value of the Inventory stored at such location at all times is less than $2,500,000, (ii) Inventory at other locations outside the United States, so long as the aggregate value of the Inventory stored at such other locations at all times is less than $1,000,000, (iii) Equipment at locations outside the United States, so long as the aggregate value of all such Equipment stored at such locations at all times is less than $5,000,000, and (iv) Inventory at a Non-Owned Storage Facility in the United
States for which a Collateral Access Agreement has not been obtained notwithstanding Borrower's compliance with its obligations with respect thereto under Sections 3.2 and 6.9.

    7.18 Financial Covenants

      (a) For any month (x) during which a Triggering Period shall be in effect on any day during such month or (y) covered in a monthly financial statement delivered (pursuant to Section 6.3(a)) during any Triggering Period, fail to maintain or achieve (or failed to have maintained or achieved):

            (i) Minimum EBITDA. EBITDA, measured on a month-end basis with respect to the 12-month period then ended, of at least $35,000,000.

      (b) For any month (x) during which a Triggering Period shall be in effect on any day during such month or (y) covered in a monthly financial statement delivered (pursuant to Section 6.3(a)) during any Triggering Period, make (or failed to have made):

            (i) Capital Expenditures. Capital expenditures, measured on a month-end basis with respect to the 12 month period then ended, in excess of (A) for the 12 month period ending January 31, 2004, $30,000,000, and
      (B) for the 12 month period ending on February 29, 2004 and each 12 month period ending on each month-end thereafter, 115% of the forecasted amounts for such period as set forth in the applicable Projections received and approved by Agent pursuant to Section 6.3(c).

8     EVENTS OF DEFAULT.

      Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

    8.1 If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations) other than Bank Product Obligations; provided, however that in the case of Overadvances that are caused by the charging of interest, fees, or Lender Expenses to the Loan Account, such event shall not constitute an Event of Default if, within 3 Business Days of its receipt of telephonic notice of such Overadvance, Borrower eliminates such Overadvance;

    8.2 If Borrower:

      (a) fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 3.2, 4.6, 6.8(a), 6.11, 6.12, and
7.1 through 7.18 of this Agreement;

      (b) fails or neglects to perform, keep, or otherwise observe any term, provision, condition, covenant, or agreement contained in Sections 2.7(b), 2.7(c), 2.7(d), 2.7(e) or 4.7(a) of this Agreement and such failure continues for a period of 2 Business Days; or

      (c) fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2, 6.7, 6.8(b), 6.8(c), 6.9, 6.10, 6.14, and 6.15 of this Agreement and such failure continues for a period of 5 Business Days; or

      (d) fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such Loan Documents), in each case, other than any such term, provision, covenant, or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 10 Business Days;

provided that, during any period of time that any such failure or neglect referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default, the Lender Group shall be relieved of its obligation to extend credit hereunder;

    8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Borrower or such Subsidiary;

    8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries, or Borrower admits in writing its inability to, or is generally unable to, pay its debts as such debts become due;

    8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted; provided, however, that, during the pendency of such period from the commencement of such Insolvency Proceeding until it is so controverted/dismissed, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period from the commencement of such Insolvency Proceeding until it is so controverted/dismissed, each member of the Lender Group shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

    8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

    8.7 If one or more judgments or other asserted claims for the payment of money (including pursuant to any notice of Lien, levy, assessment or other asserted claim with respect to taxes or debts owing to United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency) involving an aggregate amount of $500,000, or more (not including any amount thereof covered by insurance or, with respect to escheat or use taxes, any amount to the extent the applicable Lien is excluded pursuant to the first proviso below to this subsection), becomes a Lien upon any of Borrower's or any of its Subsidiaries' assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower or such Subsidiary; provided, however, that, with respect to any such Lien for escheat or use taxes, the same shall not be an Event of Default under this subsection so long as (a) such Lien does not have priority over Agent's Liens in the subject assets, (b) Borrower or such Subsidiary is diligently and in good faith contesting such escheat or use taxes by applicable proceedings and has established a reserve on the Books in such amount as is required under GAAP, and (c) such Lien is released, discharged, bonded against, or stayed pending appeal before 5 days prior to the date on which such asset is subject to being forfeited by Borrower or such Subsidiary;

    8.8 [Intentionally Omitted.]

    8.9 If there is a default in one or more agreements to which Borrower or any of its Subsidiaries is a party relative to Borrower's or such Subsidiary's Indebtedness involving an aggregate amount of $1,000,000, or more, and such default (i) occurs at the final maturity of obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder; or

    8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

    8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

    8.12 If the obligation of any Guarantor under any Guaranty or Guarantor Security Agreement is limited (other than as expressly contemplated thereby) or terminated by operation of law or by such Guarantor thereunder; or

    8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and, except to the extent permitted by the terms hereof or thereof, perfected first priority Lien on or security interest in the Collateral covered hereby or thereby; or

    8.14 Any provision of any Loan Document shall at any time for any reason (except as expressly permitted hereby or thereby) be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries, or a proceeding shall be commenced by Borrower or its Subsidiaries, or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document, or

    8.15 Richard Thalheimer, or any successor approved in writing by Agent, shall cease to be the Chairman and Chief Executive Officer of Borrower, and a successor to such position approved in writing by Agent shall thereafter not have assumed such position within 120 days.

9.  THE LENDER GROUP'S RIGHTS AND REMEDIES.

    9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand except as set forth below) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

      (a) Upon notice to Borrower (except with respect to an Event of Default under Sections 8.4 or 8.5, in which case no such notice shall be required, or in the event Agent determines, in its Permitted Discretion, that exigent circumstances (such as, without limitation, fraud, concealment, conversion, waste, or abscondment) require immediate action prior to delivery of such notice in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof, in which case Agent shall deliver such notice as soon as reasonably practicable under the circumstances), declare all Obligations (other than Bank Product Obligations), whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

      (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents (other than Bank Product Agreements), or under any other agreement between Borrower and the Lender Group;

      (c) Upon notice to Borrower (except with respect to an Event of Default under Sections 8.4 or 8.5, in which case no such notice shall be required), terminate this Agreement and any of the other Loan Documents (other than Bank Product Agreements) as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

      (d) Settle or adjust disputes and claims directly with Borrower's Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

      (e) Cause Borrower to hold all of its returned Inventory in trust for the Lender Group and segregate all such Inventory from all other assets of Borrower or in Borrower's possession;

      (f) Without notice to or demand upon Borrower, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens in and to the Collateral and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

      (g) Without notice to Borrower (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations, to the full extent permitted by law, any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

      (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

      (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

      (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

      (k) Agent shall give notice of the disposition of the Borrower Collateral as follows:

            (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

            (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

      (l) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

      (m) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Borrower Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

      (n) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document;

provided, however, that upon the occurrence of any Event of Default described in
Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than Bank Product Obligations) then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

    9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

      If Borrower fails to pay when due any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof (except to the extent the same is subject to a Permitted Protest expressly permitted pursuant to this Agreement),
(b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

    11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

    11.2 The Lender Group's Liability for Borrower Collateral. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Borrower Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, except, in each case, to the extent such liability arises from the Agent's gross negligence or willful misconduct, and (b) except as otherwise provided in (a), all risk of loss, damage, or destruction of the Borrower Collateral shall be borne by Borrower.

    11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower's and its Subsidiaries' compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL

APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

      Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

                  If to Borrower:   SHARPER IMAGE CORPORATION
                                    650 Davis Street
                                    San Francisco, California 94111
                                    Attn: Jeffrey P. Forgan
                                    Fax No. 415-445-1574

                  with copies to:   DAVIS POLK & WARDWELL
                                    450 Lexington Avenue
                                    New York, New York 10017
                                    Attn: Karin S. Day, Esq.
                                    Fax No. 212-450-3800

                  If to Agent:      WELLS FARGO RETAIL FINANCE, LLC
                                    One Boston Place, 18th floor
                                    Boston, Massachusetts 02108
                                    Attn: Patrick J. Norton
                                    Fax No. 617-523-1697

                  with copies to:   PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                    515 S. Flower Street
                                    Twenty-fifth Floor
                                    Los Angeles, California 90071
                                    Attn:  John Francis Hilson, Esq.
                                    Fax No.  (213) 627-0705

      Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Borrower Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Borrower Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

      (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      (b) THE PARTIES AGREE THAT, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK,
PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH BORROWER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

      (c) BORROWER AND THE LENDER GROUP HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

    14.1   Assignments and Participations.

      (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender, in each case hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided however that, so long as no Event of Default has occurred and is continuing, Borrower shall have approved such Eligible Transferee (which approval shall not be unreasonably withheld, delayed or conditioned); provided, further, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii) such Lender and its Assignee have delivered to Borrower and Agent a fully executed Assignment and Acceptance, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

      (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section
11.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the
Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Article 16 and
Section 17.8 of this Agreement.

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) Immediately upon Agent's receipt of the required processing fee payment and the fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

      (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating,
(D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the extent permitted by law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

      (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 17.8, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

      (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

    15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower, do any of the following:

      (a) increase or extend any Commitment of any Lender,

      (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

      (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

      (d) change the percentage of the Commitments that is required to take any action hereunder,

      (e) amend or modify this Section or any provision of the Agreement providing for consent or other action by all Lenders,

      (f) release Collateral other than as permitted by Section 16.12,

      (g) change the definition of "Required Lenders" or "Pro Rata Share",

      (h) contractually subordinate any of the Agent's Liens,

      (i) release Borrower or any Guarantor from any obligation for the payment of money, or

      (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Inventory, Eligible In-Transit Inventory, Eligible Landed Inventory, Eligible Refurbished Inventory, Maximum Revolver Amount, Capital Expenditures Sublimit, in each case in any manner that would cause the Borrowing Base to be increased, or change Section 2.1(b), or

      (k) amend any of the provisions of Section 16.

      and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

    15.2  Replacement of Holdout Lender.

      (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

      (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and Capital Expenditures Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

    15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.   AGENT; THE LENDER GROUP.

    16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFRF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.

Agent agrees to act as such on the express conditions  contained in this Section
16. The provisions of this Section 16 (other than Section 16.11) are solely for the benefit of Agent, and the Lenders, and Borrower and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFRF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances or Capital Expenditures Loans, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

    16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in good faith, and without gross negligence or willful misconduct.

    16.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent of its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

    16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

    16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

    16.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

    16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrower and its Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance, Capital Expenditures Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out-of-pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

    16.8 Agent in Individual Capacity. WFRF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFRF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFRF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFRF in its individual capacity.

    16.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders and the Borrower. If Agent resigns under this Agreement, the Required Lenders shall, in consultation with the Borrower, appoint a successor Agent for the Lenders. If no successor Agent is appointed and shall have accepted such appointment prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and the Borrower, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders, chosen in consultation with the Borrower. In any such event (whether an appointment by Agent or by the Required Lenders) described in the two immediately preceding sentences, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and, upon such acceptance, the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

    16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

    16.11 Withholding Taxes.

      (a) If any Lender is a "foreign person" within the meaning of the IRC and such Lender is eligible to claim an exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

            (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in
      Section  881(c)(3)(A)  of the  IRC,  (II) a 10%  shareholder  of  Borrower
      (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of
      Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

            (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

            (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

            (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

      (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower owing to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid. In addition, in the case of participations, such Lender agrees to deliver to Agent an IRS Form W8-IMY of the Lender and an IRS Form W9 or W8-BEN of each participant entitling the Borrower to make payments in the same (or lesser) amounts as if such participation has not been granted.

      (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

      (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

      (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a

Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this
Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

      (f) Each Lender shall, at the request of the Borrower, use reasonable efforts to comply timely with any certification, identification, information, documentation or other reporting requirements if such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Taxes for which such Borrower is required to pay any additional amounts payable to or for the account of such Lender pursuant to this
Section  16.11;  provided that  complying  with such  requirements  would not be materially more onerous (in form, in procedure or in the substance of information disclosed) to a Lender than complying with the comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice.

      (g) Notwithstanding anything in this Section 16.11, the Borrower will not be required to make payments under this Section 16.11 with respect to taxes that are imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement (or designates a new lending office outside the United States), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 16.11.

      (h) If any payment by the Borrower is made to or for the account of the Lender after deduction for or on account of any Taxes, and increased payments are made by the Borrower pursuant to this Section 16.11, then, if the Lender reasonably determines that it has received or been granted a refund of, credit against or remission of such Taxes, such Lender shall reimburse to the Borrower such amount as such Lender shall determine to be attributable to the relevant Taxes or deduction or withholding; provided, that (i) such Lender shall not be obligated to disclose to the Borrower any information regarding its tax affairs and computations, and (ii) nothing herein shall be construed so as to interfere with the right of such Lender to arrange its tax affairs as it deems appropriate.

      (i) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 16.11 as a result of a change of law occurring after the date hereof, then such Lender (but only if at such time such Lender's lending office is outside the United States) agrees to use reasonable efforts to designate a different lending office if such designation will eliminate or reduce such additional payment which may thereafter accrue and would not, in the good faith judgment of the Lender, otherwise be disadvantageous to such Lender; provided that the mere existence of fees, charges, costs or expenses that the Borrower has offered and agreed to pay on behalf of a Lender shall not be deemed to be materially disadvantageous to the Lender.

    16.12   Collateral Matters.

      (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries owned no interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

      (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the

Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

    16.13    Restrictions on Actions by Lenders; Sharing of Payments.

      (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

      (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

    16.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

    16.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

    16.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

    16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

      (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

      (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

      (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

      (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.8, and

      (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

    16.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

    16.19 Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") only has represented and only shall represent WFRF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Paul Hastings does not represent it in connection with any such matters.

17.   GENERAL PROVISIONS.

    17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

    17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

    17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

    17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

    17.5 Amendments in Writing. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders pursuant to Section 15.1) and Borrower.

    17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

    17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or any such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

    17.8 Confidentiality. The Agent and the Lenders each individually (and not jointly or jointly and severally) agree to use commercially reasonable efforts to maintain as confidential all Projections (including the Initial Business Plan and the Fee Letter) and other non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans (collectively, "Confidential Information") provided to Agent or such Lender by Borrower, and specifically designated by Borrower in good faith at the time of delivery thereof as being Confidential Information, except that Agent or such Lender may disclose such information: (a) to attorneys for, and accountants and auditors to, any member of the

Lender Group, (b) to other advisors and consultants to any member of the Lender Group, provided that any such advisor or consultant shall have agreed to receive such information hereunder subject to the terms of this Section 17.8 or similar confidentiality agreement, (c) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.8 or similar confidentiality agreement,
(d) as may be  required  by statute,  decision,  or  judicial or  administrative order, rule, or regulation (with prompt notice to the Borrower so that the Borrower may seek a protective order or other appropriate remedy and/or waive Agent's or any Lender's compliance with the provisions of this Section 17.8),
(e) as may be agreed to in advance by Borrower or its Subsidiaries or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process (with prompt notice to the Borrower so that the Borrower may seek a protective order or other appropriate remedy and/or waive Agent's or any Lender's compliance with the provisions of this Section 17.8), (f) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or Lender), (g) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participations, or pledge or prospective pledge of any Lender's interest under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section 17.8 or similar confidentiality agreement, and (h) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this
Section 17.8 shall survive the payment in full of the Obligations. Anything contained herein or in any other Loan Document to the contrary notwithstanding, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated hereby, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of such transactions (including all materials related to such tax structure and tax treatment). The preceding sentence is intended to cause the transactions contemplated hereby to not be treated as having been offered under conditions of confidentiality for purposes of Section
1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the IRC, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the tax structure of the transactions contemplated hereby or any tax matter or tax idea related thereto.

    17.9  Integration.  This Agreement,  together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [Signature pages to follow.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                         SHARPER IMAGE CORPORATION
                         a Delaware corporation

                         By: ____________________________
                         Title:


                         WELLS FARGO RETAIL FINANCE, LLC,
                         a Delaware limited liability company, as Agent and as a Lender

                         By:_____________________________
                         Title:





                 [Signature Page to Loan and Security Agreement]